Exhibit 99.1
1stDibs Reports First Quarter 2022 Financial Results

Q1 Gross Merchandise Value Increased 3% Year-Over-Year to $117 million
Q1 Net Revenue Increased 4% Year-Over-Year to $26.6 million

New York, NY — May 11, 2022 — 1stdibs.com, Inc. (NASDAQ: DIBS), a leading online marketplace for luxury design products, today reported financial results for its first quarter ended March 31, 2022.
First Quarter 2022 Financial Highlights
•Net revenue was $26.6 million, an increase of 4% year-over-year.
•Gross profit was $18.9 million, an increase of 2% year-over-year.
•Gross margin was 71.1%, compared to 72.5% in the first quarter 2021.
•GAAP net loss was $6.4 million, compared to $2.2 million in the first quarter 2021.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(4.7) million and (17.6)%, respectively, compared to $(1.3) million and (5.3)%, respectively, in the first quarter 2021.
•Cash and cash equivalents totaled $161.4 million as of March 31, 2022.

“We are pleased to deliver both first quarter results at the top end of our guidance range and significant progress on our strategic initiatives,” said David Rosenblatt, 1stDibs Chief Executive Officer. “Trade continues to perform well, and on the consumer side, we continue to deliver on our ambitious 2022 roadmap despite an uncertain environment. Most recently, we successfully launched a localized product in Germany ahead of schedule.”

Tom Etergino, Chief Financial Officer of 1stDibs said, “Despite tough comps, our first quarter GMV growth landed squarely at the high end of our guidance range. Our gross margins remain high and our balance sheet remains strong. Over time, we expect the luxury design e-commerce market to return to long-term growth rates. As such, we have chosen to continue thoughtfully investing in our strategic initiatives to position ourselves for long-term growth.”

Other Recent Business Highlights and First Quarter Key Operating Metrics
•Gross Merchandise Value ("GMV") was $117 million, an increase of 3% year-over-year.
•Number of Orders was approximately 39K, a decrease of 6% year-over-year.
•Active Buyers was approximately 71K, an increase of 10% year-over-year.
•Announced the expansion of our curated NFT marketplace which creates a seamless experience for digital creators and introduces a secondary market for collectors on 1stDibs.
•Expanded our European presence by unveiling a localized site for Germany. The site will enable local buyers to browse and receive customer support in their local language.

Financial Guidance and Outlook
The company’s second quarter 2022 guidance is based upon our best view today.

Q2 2022 Guidance
GMV	$104 million - $111 million
Net revenue	$24.4 million - $25.5 million
Adjusted EBITDA margin (non-GAAP)	(32%) - (28%)

Actual results may differ materially from our Financial Guidance and Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A reconciliation of our non-GAAP guidance measure (adjusted EBITDA) to a corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense is impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Webcast Information
1stDibs will host a webcast to discuss its first quarter 2022 financial results today at 5:00 p.m. Eastern Time. Investors and participants can access the webcast at the 1stDibs Investor Relations website (investors.1stdibs.com). A replay of the webcast will be available through the same link following the webcast, for one year thereafter.

Disclosure Information
In compliance with disclosure obligations under Regulation FD, 1stDibs announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

About 1stDibs
1stDibs is a leading online marketplace for connecting design lovers with highly coveted sellers and makers of vintage, antique, and contemporary furniture, home décor, art, jewelry, watches and fashion.

Media Contact:
Jennifer Miller

jennifer.miller@1stdibs.com

Investor Relations Contact:
Kevin LaBuz
investors@1stdibs.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including, but not limited to, statements regarding our product roadmap, opportunities to grow our new verticals, expand geographically, and enhance our marketplace for buyers and sellers, our intent to continue to invest for sustainable growth in a disciplined manner and anticipated returns on those investments; our future results of operations and financial position, including our financial guidance and outlook, and the impact of the coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "continue," or “opportunity” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including the final prospectus relating to our initial public offering and our periodic reports. We qualify all of our forward-looking statements by these cautionary statements.

Key Operating Metrics Definitions
Gross Merchandise Value
We define GMV as the total dollar value from items sold by our sellers through 1stDibs in a given month, minus cancellations within that month, and excluding shipping and sales taxes. GMV includes all sales reported to us by our sellers, whether transacted through the 1stDibs marketplace or reported as an offline sale. We view GMV as a measure of the total economic activity generated by our online marketplace, and as an indicator of the scale and growth of our online marketplace and the health of our ecosystem. Our historical growth rates for GMV may not be indicative of future growth rates in GMV.
Number of Orders
We define Number of Orders as the total number of orders placed or reported through the 1stDibs marketplace in a given month, minus cancellations within that month. Our historical growth rates for Number of Orders may not be indicative of future growth rates in Number of Orders.
Active Buyers
We define Active Buyers as buyers who have made at least one purchase through our online marketplace during the 12 months ended on the last day of the period presented, net of cancellations. A buyer is identified by a unique email address; thus an Active Buyer could have more than one account if they were to use a separate unique email address to set up each account. We believe this metric reflects scale, engagement and brand awareness, and our ability to convert user activity on our online marketplace into transactions. Our historical growth rates for Active Buyers may not be indicative of future growth rates in new Active Buyers.

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$161,357	$168,226
Accounts receivable, net of allowance for doubtful accounts of $48 and $29 at March 31, 2022 and December 31, 2021, respectively	605	701
Prepaid expenses	2,865	3,951
Receivables from payment processors	3,256	2,142
Other current assets	1,131	867
Total current assets	169,214	175,887
Property and equipment, net	4,561	4,459
Operating lease right-of-use assets	23,914	—
Goodwill	7,177	7,202
Intangible assets, net	1,118	1,164
Other assets	3,611	3,542
Total assets	$209,595	$192,254
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,413	$4,729
Payables due to sellers	8,909	10,225
Accrued expenses	12,614	13,745
Operating lease liabilities, current	2,697	—
Other current liabilities	3,421	3,512
Total current liabilities	33,054	32,211
Operating lease liabilities, non-current	23,820	—
Other liabilities	127	2,605
Total liabilities	57,001	34,816
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized as of March 31, 2022 and December 31, 2021; zero shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 38,041,529 and 38,000,086 shares issued as of March 31, 2022 and December 31, 2021, respectively; and 38,041,529 and 37,991,529 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	380	380
Additional paid-in capital	427,334	425,769
Accumulated deficit	(274,842)	(268,482)
Accumulated other comprehensive loss	(278)	(229)
Total stockholders’ equity	152,594	157,438
Total liabilities and stockholders’ equity	$209,595	$192,254

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenue	$26,587	$25,526
Cost of revenue	7,677	7,032
Gross profit	18,910	18,494
Operating expenses:
Sales and marketing	11,799	11,545
Technology development	5,761	3,945
General and administrative	6,407	4,407
Provision for transaction losses	1,674	1,053
Total operating expenses	25,641	20,950
Loss from operations	(6,731)	(2,456)
Other income (expense), net:
Interest income	54	12
Interest expense	(4)	(5)
Other, net	321	291
Total other income (expense), net	371	298
Net loss before income taxes	(6,360)	(2,158)
Provision for income taxes	—	—
Net loss	(6,360)	(2,158)
Accretion of redeemable convertible preferred stock to redemption value	—	(3,829)
Net loss attributable to common stockholders	$(6,360)	$(5,987)
Net loss per share attributable to common stockholders—basic and diluted	$(0.17)	$(0.52)
Weighted average common shares outstanding—basic and diluted	38,030,293	11,447,744

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(6,360)	$(2,158)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	718	835
Stock-based compensation expense	1,345	273
Change in fair value of deferred acquisition consideration	—	87
Provision for transaction losses and eCommerce returns	278	87
Amortization of costs to obtain revenue contracts	78	121
Amortization of operating lease right-of-use assets	623	—
Deferred rent	—	(49)
Other, net	76	(2)
Changes in operating assets and liabilities:
Accounts receivable	59	212
Prepaid expenses and other current assets	905	1,374
Receivables from payment processors	(1,114)	(826)
Other assets	(235)	(41)
Accounts payable and accrued expenses	(691)	1,486
Payables due to sellers	(1,316)	4,909
Operating lease liabilities	(672)	—
Other current liabilities and other liabilities	81	(166)
Net cash (used in) provided by operating activities	(6,225)	6,142
Cash flows from investing activities:
Development of internal-use software	(741)	(473)
Purchases of property and equipment	(19)	(28)
Other, net	(14)	—
Net cash used in investing activities	(774)	(501)
Cash flows from financing activities:
Proceeds from exercise of stock options	220	919
Payment of deferred offering costs	—	(2,096)
Net cash provided by (used in) financing activities	220	(1,177)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(89)	10
Net (decrease) increase in cash, cash equivalents, and restricted cash	(6,868)	4,474
Cash, cash equivalents, and restricted cash at beginning of the period	171,559	58,195
Cash, cash equivalents, and restricted cash at end of the period	$164,691	$62,669

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net loss adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) other income (expense), net; and (4) provision for income taxes. We also provide Adjusted EBITDA Margin, a non-GAAP financial measure that presents Adjusted EBITDA divided by net revenue. Below is a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.
We have included Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, because they are key measures used by our management team to help us to assess our operating performance and the operating leverage in our business. We also use these measures to analyze our financial results, establish budgets and operational goals for managing our business, and make strategic decisions. We believe that Adjusted EBITDA and Adjusted EBITDA Margin help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses that we exclude from Adjusted EBITDA and Adjusted EBITDA Margin. Accordingly, we believe that these metrics provide useful information to investors and others in understanding and evaluating our results of operations, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in their financial and operational decision-making. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance.
The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. Further, these non-GAAP financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. Accordingly, these non-GAAP financial measures should be considered as supplemental in nature, and are not intended, and should not be construed, as a substitute for the related financial information calculated in accordance with GAAP. These limitations of Adjusted EBITDA and Adjusted EBITDA Margin include the following:
•The exclusion of certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and Adjusted EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements;
•The exclusion of other income (expense), net, which includes interest income related to our cash equivalents, interest expense, and realized and unrealized gains and losses on foreign currency exchange; and

•The exclusion of stock-based compensation expense, which has been a significant recurring expense and will continue to constitute a significant recurring expense for the foreseeable future, as equity awards are expected to continue to be an important component of our compensation strategy.
Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss and our other GAAP results. The information in the tables below sets forth the non-GAAP financial measures along with the most directly comparable GAAP financial measures.

1STDIBS.COM, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(6,360)	$(2,158)
Excluding:
Depreciation and amortization	718	835
Stock-based compensation expense	1,345	273
Other income, net	(371)	(298)
Provision for income taxes	—	—
Adjusted EBITDA (non-GAAP)	$(4,668)	$(1,348)
Divided by:
Net revenue	$26,587	$25,526
Adjusted EBITDA Margin (non-GAAP)	(17.6)%	(5.3)%